Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	6-30-11	3-31-11	6-30-10
Assets
Loans	$47,840	$48,552	$53,334
Loans held for sale	381	426	699
Securities available for sale	18,680	19,448	19,773
Held-to-maturity securities	19	19	19
Trading account assets	769	1,041	1,014
Short-term investments	4,563	3,705	1,984
Other investments	1,195	1,402	1,415

Total earning assets	73,447	74,593	78,238
Allowance for loan and lease losses	(1,230)	(1,372)	(2,219)
Cash and due from banks	853	540	591
Premises and equipment	919	906	872
Operating lease assets	453	491	589
Goodwill	917	917	917
Other intangible assets	19	20	42
Corporate-owned life insurance	3,208	3,187	3,109
Derivative assets	900	1,005	1,153
Accrued income and other assets	2,968	3,758	4,061
Discontinued assets	6,328	6,393	6,814

Total assets	$88,782	$90,438	$94,167

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$26,277	$26,177	$25,526
Savings deposits	1,973	1,964	1,883
Certificates of deposit ($100,000 or more)	4,939	5,314	8,476
Other time deposits	7,167	7,597	10,430

Total interest-bearing deposits	40,356	41,052	46,315
Noninterest-bearing deposits	19,318	16,495	15,226
Deposits in foreign office — interest-bearing	736	3,263	834

Total deposits	60,410	60,810	62,375
Federal funds purchased and securities sold under repurchase agreements	1,668	2,232	2,836
Bank notes and other short-term borrowings	511	685	819
Derivative liabilities	991	1,106	1,321
Accrued expense and other liabilities	1,518	1,931	2,154
Long-term debt	10,997	11,048	10,451
Discontinued liabilities	2,950	2,929	3,139

Total liabilities	79,045	80,741	83,095

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	—	—	2,438
Common shares	1,017	1,017	946
Common stock warrant	—	87	87
Capital surplus	4,191	4,167	3,701
Retained earnings	5,926	5,721	5,118
Treasury stock, at cost	(1,815)	(1,823)	(1,914)
Accumulated other comprehensive income (loss)	109	(35)	153

Key shareholders’ equity	9,719	9,425	10,820
Noncontrolling interests	18	272	252

Total equity	9,737	9,697	11,072

Total liabilities and equity	$88,782	$90,438	$94,167

Common shares outstanding (000)	953,822	953,926	880,515

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Interest income
Loans	$551	$570	$677	$1,121	$1,387
Loans held for sale	3	4	5	7	9
Securities available for sale	149	166	154	315	304
Held-to-maturity securities	1	—	—	1	1
Trading account assets	9	7	10	16	21
Short-term investments	1	1	2	2	4
Other investments	12	12	13	24	27

Total interest income	726	760	861	1,486	1,753

Interest expense
Deposits	100	110	188	210	400
Federal funds purchased and securities sold under repurchase agreements	2	1	2	3	3
Bank notes and other short-term borrowings	3	3	4	6	7
Long-term debt	57	49	50	106	101

Total interest expense	162	163	244	325	511

Net interest income	564	597	617	1,161	1,242
Provision (credit) for loan and lease losses	(8)	(40)	228	(48)	641

Net interest income (expense) after provision for loan and lease losses	572	637	389	1,209	601

Noninterest income
Trust and investment services income	113	110	112	223	226
Service charges on deposit accounts	69	68	80	137	156
Operating lease income	32	35	43	67	90
Letter of credit and loan fees	47	55	42	102	82
Corporate-owned life insurance income	28	27	28	55	56
Net securities gains (losses) (a)	2	(1)	(2)	1	1
Electronic banking fees	33	30	29	63	56
Gains on leased equipment	5	4	2	9	10
Insurance income	14	15	19	29	37
Net gains (losses) from loan sales	11	19	25	30	29
Net gains (losses) from principal investing	17	35	17	52	54
Investment banking and capital markets income (loss)	42	43	31	85	40
Other income	41	17	66	58	105

Total noninterest income	454	457	492	911	942

Noninterest expense
Personnel	380	371	385	751	747
Net occupancy	62	65	64	127	130
Operating lease expense	25	28	35	53	74
Computer processing	42	42	47	84	94
Business services and professional fees	44	38	41	82	79
FDIC assessment	9	29	33	38	70
OREO expense, net	(3)	10	22	7	54
Equipment	26	26	26	52	50
Marketing	10	10	16	20	29
Provision (credit) for losses on lending-related commitments	(12)	(4)	(10)	(16)	(12)
Other expense	97	86	110	183	239

Total noninterest expense	680	701	769	1,381	1,554

Income (loss) from continuing operations before income taxes	346	393	112	739	(11)
Income taxes	94	111	11	205	(71)

Income (loss) from continuing operations	252	282	101	534	60
Income (loss) from discontinued operations, net of taxes	(9)	(11)	(27)	(20)	(25)

Net income (loss)	243	271	74	514	35
Less: Net income (loss) attributable to noncontrolling interests	3	8	4	11	20

Net income (loss) attributable to Key	$240	$263	$70	$503	$15

Income (loss) from continuing operations attributable to Key common shareholders	$243	$184	$56	$427	$(42)
Net income (loss) attributable to Key common shareholders	234	173	29	407	(67)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.21	$.06	$.47	$(.05)
Income (loss) from discontinued operations, net of taxes	(.01)	(.01)	(.03)	(.02)	(.03)
Net income (loss) attributable to Key common shareholders	.25	.20	.03	.44	(.08)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.21	$.06	$.46	$(.05)
Income (loss) from discontinued operations, net of taxes	(.01)	(.01)	(.03)	(.02)	(.03)
Net income (loss) attributable to Key common shareholders	.25	.19	.03	.44	(.08)

Cash dividends declared per common share	$.03	$.01	$.01	$.04	$.0925

Weighted-average common shares outstanding (000)	947,565	881,894	874,664	914,911	874,526
Weighted-average common shares and potential common shares outstanding (000) (b)	951,747	887,836	874,664	919,968	874,526

(a)	For the three months ended June 30, 2011 and March 31, 2011, Key did not have any impairment losses related to securities. For the three months ended June 30, 2010, Key had $4 million in impairment losses related to securities.
(b)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.